SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                                 --------------
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of Earliest Event) May 11, 2002


                               LECSTAR CORPORATION
                       ----------------------------------
             (Exact Name of Registrant as Specified in its Charter)


 Texas                               33-95796             76-0406417
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(State or Other                    (Commission         (I.R.S. Employer
 Jurisdiction of                    File Number)         Identification
     Incorporation)                                                No.)


      4501 Circle, 75 Parkway, Building D-4210, Atlanta, Georgia 30339-3025
       -------------------------------------------------------------------
               (Address of Principal Executive Offices)          (Zip Code)


                                  404-659-9500
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              (Registrant's Telephone Number, Including Area Code)





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ITEM 4.                CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

            Feldman Sherb & Co., P.C., a professional corporation of certified public accountants ("Feldman") was the independent accounting firm for Lecstar Corporation, a Texas corporation (the "Company"), for the year ended
December 31, 2000 and the three month twenty-four day period ended April 24, 2001. On April 25, 2001 the Company engaged the firm of Ernst & Young LLP ("E&Y") as its independent accountants for the calendar year ending December 31, 2001. On January 23, 2002, Registrant dismissed E&Y as its independent accountants effective immediately and re-engaged Feldman for the year ended December 31, 2001. E&Y did not complete any audits or issued any reports on the Registrant's financial statements. Feldman served as the independent accounting firm during the period from January 23, 2002 to May 10, 2002. On May 11, 2002, Feldman merged into Grassi & Co. CPA's., P.C., ("Grassi"). At approximately the same time, the principal accountants who had been primarily responsible for the Company's accounting services during the years ended December 31, 2001 and 2000 left Feldman and formed their own firm called Sherb & Co., LLP ("Sherb"). Grassi has not provided any accounting services to the Company since May 11, 2002.

            The report of Feldman on the Company's consolidated financial statements as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that their report on the 2001 and 2000 financial statements contained the following explanatory paragraph:

                "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses and as more fully described in Note 1Q, the Company anticipates that additional funding will be necessary to sustain the Company's operations through the fiscal year ending December 31, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1Q. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

            The detemination that Sherb will continue as the Company's independent public accountants for the fiscal year 2002 was made by the Company's management.

            During the two most recent fiscal years and through May 10, 2002, Registrant has not consulted with Sherb regarding the application of accounting principles to a specific or contemplated transaction. Neither the Company nor anyone on its behalf consulted with Sherb regarding the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or event as defined at Item 304(a)(2) of Regulation S-B.

            During the period from January 1, 2000 to April 24, 2001, and January 23, 2002 through the date of this report, there were no disagreements with Feldman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Feldman, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements as described on Item 304(a)(1)(iv)(A). In addition, there were no such events as described under Item 304(a)(1)(iv)(B) of Regulation S-B during such periods.

On October 8, 2002, the Company has provided Grassi, with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-B, and has requested that Grassi provide its response letter, addressed to the United States Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-B, stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of Grassi's letter is attached as an exhibit to this Current Report on Form 8-K/A.


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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

c.          Exhibits:

            Exhibit
            Number         Description

            16.1           Letter of Grassi & Co. CPAs., P.C.
                          (Formerly Feldman Sherb & Co., P.C.)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               LECSTAR CORPORATION

Date: October 8, 2002      By:/s/W. Dale Smith
                               ---------------------
                               President, as Registrant's
                               duly authorized officer